Exhibit 10.1

Execution Version

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Amendment”), is entered into as of November 26, 2019 (the “Effective Date”), by and between J. Crew Group, Inc. (the “Company”) and Libby Wadle (“Executive”).

WHEREAS, Executive currently serves as President and Chief Executive Officer, Madewell Brand of J. Crew Group, Inc. (“J. Crew”) pursuant to the terms of an employment agreement between J. Crew and Executive dated as of November 28, 2011 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to enter into this Amendment to amend certain terms of the Employment Agreement; and

WHEREAS, capitalized terms that are not defined herein shall have the same meaning as set forth in the Employment Agreement, unless specified to the contrary.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.Section 2(c) of the Employment Agreement is hereby amended by adding the following sentence to the end of the first paragraph thereof:

Notwithstanding anything herein to the contrary, if the Company terminates the Employment Period without Cause, you terminate the Employment Period for Good Reason, or your employment terminates through a Company Non-Renewal Termination, the “Severance Benefits” under clause (i) above shall include an additional amount equal to one (1) times your target Annual Bonus, as in effect immediately prior to such termination, payable in substantially equal installments in accordance with the regular payroll practices of the Company during the Severance Period.

2.Amendment Effective Date.  This Amendment shall be effective as of the Effective Date.

3.Remaining Provisions.  Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect.  This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

4.Governing Law.  This Amendment is to be interpreted, construed and governed according to the laws of the State of New York without regard to conflicts of laws.

5.Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

J. CREW GROUP, INC.

By:	/s/LYNDA MARKOE
Name:	Lynda Markoe
Title:	Chief Administrative Officer and
Global Head of Human Resources

EXECUTIVE

By:	/s/LIBBY WADLE
Name:	Libby Wadle